EXHIBIT 99.1

Amtech Reports First Quarter Fiscal 2019 Results

TEMPE, Ariz., February 7, 2019 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer handling automation, and related consumables used in fabricating semiconductor devices, light-emitting diodes, or LEDs, silicon carbide (SiC) and silicon power chips and solar cells, today reported results for its first quarter ended December 31, 2018.

First Quarter Fiscal 2019 Financial and Operational Highlights:

•	Net revenues of $29.5 million (Combined Semi and SiC/LED* $21.9M, Solar $7.5M)

•	Net loss of $2.4 million, including restructuring expense of $0.9 million

•	Loss per share of $0.17

•	Customer orders of $24.7 million (Combined Semi and SiC/LED* $19.8M, Solar $4.9M)

•	December 31, 2018 backlog of $41.3 million (Combined Semi and SiC/LED* $21.6M, Solar $19.7M)

•	Book to bill ratio of 0.9:1 (Combined Semi and SiC/LED* 0.9:1, Solar 0.7:1)

•	Unrestricted cash of $56.0 million

Mr. J.S. Whang, Executive Chairman and Chief Executive Officer of Amtech, commented, “We are pleased to announce that our Semi and SiC/LED segments delivered combined operating income of $3.5 million. However, our first quarter financial results show the negative impact from our Solar segment operating loss. We have undergone a review of the many factors impacting our advanced-technology solar solutions business and are currently aligning our solar operations with what we expect to be a low demand sales environment for the foreseeable future."

Mr. Whang continued, "As we continue our overall review of our business, our focus is on generating positive cash flow and profitable growth.  The semi business, although cyclical, serves markets where there is ongoing strong demand and growth opportunities for our products.  And, in select markets, we have the potential to significantly outperform the broader market’s pace of growth.  Over the longer term, we look to grow our business through organic innovation and strategic external opportunities that further expand our business and can deliver results that best position our company to enhance value for our stakeholders. We believe our combined Semi and SiC/LED polishing business provides significant opportunity to enhance the value of Amtech Group in the near and longer terms."

Net revenue for the first quarter of fiscal 2019 was $29.5 million compared to $28.8 million in the preceding quarter and $73.6 million in the first quarter of fiscal 2018. Sequentially, revenue for Semi and SiC/LED was down slightly, which was more than offset by higher Solar revenue as we began shipments for the previously announced TOPCon order. Compared to the prior year quarter, net revenue decreased due primarily to lower shipments of solar equipment for the turnkey project. Our semiconductor shipments are affected by the cyclical nature of the semiconductor industry and also experience quarter-to-quarter variability based on the timing of orders and the delivery schedules established by one of our customers. In December 2018, we were notified by our turnkey customer that the contract for Phase II has been terminated. As a result, we will not perform the final installation and integration of our equipment. Final settlement of the contract is under review. We have removed from backlog the deferred revenue related to this remaining work and do not expect any future orders relating to this project.

Unrestricted cash and cash equivalents at December 31, 2018 were $56.0 million, compared to $58.3 million at September 30, 2018.

At December 31, 2018, our total backlog was $41.3 million (Semi and SiC/LED* segments $21.6 million, Solar segment $19.7 million), compared to total backlog of $51.1 million (Semi and SiC/LED* segments $23.7 million, Solar segment $27.4 million) at September 30, 2018. Backlog includes deferred revenue and customer orders that are expected to ship within the next 12 months.

Gross margin in the first quarter of fiscal 2019 was 31%, compared to 29% in the preceding quarter and 28% in the first quarter of fiscal 2018. Sequentially and compared to prior year, gross margin increased, primarily due to a higher margin product mix with a greater proportion of Semi and SiC/LED shipments and increased recognition of previously deferred profit.

Selling, general and administrative expense (“SG&A”) in the first quarter of fiscal 2019 was $8.2 million, compared to $7.9 million in the preceding quarter and $10.6 million in the first quarter of fiscal 2018. Sequentially, SG&A increased primarily due to legal expenses relating to our restructuring efforts in our Solar segment. SG&A decreased compared to prior year because our Solar segment incurred higher commissions, freight, personnel and other expenses related to the shipment of the equipment for Phase II and commencement of installation of the turnkey project incurred in the first quarter of fiscal 2018.

Restructuring expense was $0.9 million in the first quarter of fiscal 2019 and the fourth quarter of fiscal 2018. We did not have any restructuring expense in the first quarter of fiscal 2018.

Research, development and engineering (RD&E) expense was $1.9 million in the first quarter of fiscal 2019 compared to $1.5 million in the preceding quarter and $2.0 million in the first quarter of fiscal 2018.

Income tax expense in the first quarter of fiscal 2019 was $0.6 million compared to $0.4 million in the preceding quarter and $1.2 million in the first quarter of fiscal 2018.

Net loss for the first quarter of fiscal 2019 was $2.4 million, or $0.17 per share, compared to net income of $6.5 million, or $0.42 per diluted share for the first quarter of fiscal 2018 and net loss of $9.0 million or $0.61 per share in the preceding quarter, as we continued to incur costs but no revenue related to the turnkey project. The net loss in the fourth quarter of fiscal 2018 was primarily due to the $7.0 million non-cash impairment charge in the Solar segment.

*Note: SiC/LED (silicon carbide) refers to our Polishing segment. Combined Semi and SiC/LED refers to the sum of our Semiconductor and SiC/LED segments. Solar refers to our Solar segment, which includes products sold for semiconductor applications of no more than 25% of the segment’s totals. The Combined Semi and SiC/LED amounts above are non-GAAP measures, as they are a subtotal of two separate segments. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included in the Summary Financial Information table in this press release.

Outlook

The Company expects revenues for the quarter ending March 31, 2019 to be in the range of $27 to $29 million. Gross margin for the quarter ending March 31, 2019 is expected to be in the mid to upper 20 percent range, with operating margin expected to remain negative due to the continuing headwinds faced by the Solar segment.

The solar and semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Additionally, operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, and recognition of revenue based on customer acceptances, the net impact of revenue deferral on shipments and the financial results of solar and semiconductor manufacturers.

A substantial portion of Amtech’s revenues are denominated in Euros and Renminbis. The revenue outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Euro and the Renminbi. A significant decrease in the value of the Euro and/or Renminbi in relation to the United States Dollar could cause actual revenues to be lower than anticipated.

Conference Call

Amtech Systems will host a conference call and webcast today at 5:00 p.m. ET to discuss first quarter financial results. Those in the USA wishing to participate in the live call should dial (844) 868-9329. From Canada, dial (866) 605-3852, and internationally, dial (412) 317-6703.  Request “Amtech” when connected to the operator. A replay of the call will be available one hour after the end of the conference call through February 14, 2019.  To access the replay please dial US toll free (877) 344-7529 and enter code 10128097. Internationally, dial (412) 317-0088 and use the same code.  A live and archived web cast of the conference call can be accessed in the investor relations section of Amtech’s website at www.amtechsystems.com.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a global supplier of advanced thermal processing and polishing equipment and related consumables to the semiconductor / electronics, power IC businesses, solar, and advanced lighting manufacturing markets. Amtech's equipment includes diffusion, solder reflow systems. wafer handling automation, ALD and PECVD systems and polishing equipment and related consumables for surface preparation of various materials, including silicon carbide (“SiC”), sapphire and silicon. The Company's wafer handling, thermal processing, polishing and consumable products currently address the diffusion, oxidation, and deposition steps used in the fabrication of semiconductors, printed circuit boards, semiconductor packaging, solar cells, MEMS, and advanced lighting, including the polishing of newly sliced sapphire and silicon wafers. Amtech’s products are recognized under the leading brand names BTU International, Bruce TechnologiesTM, PR HoffmanTM, Tempress SystemsTM, R2D AutomationTM and SoLayTec.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries (“Amtech”), other than statements of historical fact, are hereby identified as “forward-looking statements” (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech’s future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and greater China sourcing. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the “SEC”) for the year-ended September 30, 2018, listed various important factors that could affect the company’s future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading “Risk Factors” in the Form 10-K and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Robert T. Hass Chief Financial Officer (480) 967-5146 irelations@amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com

AMTECH SYSTEMS, INC.
(NASDAQ: ASYS)
February 7, 2019
(Unaudited)

Summary Financial Information
(in thousands, except percentages and ratios)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Amtech Systems, Inc.
Revenues, net of returns and allowances	$29,453	$28,832	$73,611
Gross profit	$9,125	$8,496	$20,337
Gross margin	31%	29%	28%
Operating (loss) income	$(1,916)	$(8,848)	$7,766
New orders	$24,704	$40,420	$37,325
Book-to-bill ratio	0.9:1	1.4:1	0.5:1
Backlog	$41,278	$51,101	$65,851
Semiconductor Segment
Revenues, net of returns and allowances	$18,960	$19,218	$20,891
Gross profit	$7,490	$7,238	$7,488
Gross margin	40%	38%	36%
Operating income	$2,745	$2,726	$3,004
New orders	$16,094	$19,478	$25,292
Book-to-bill ratio	0.8:1	1.0:1	1.2:1
Backlog	$18,158	$21,023	$23,720
Solar Segment
Revenues, net of returns and allowances	$7,510	$6,573	$49,197
Gross profit	$411	$344	$11,313
Gross margin	5%	5%	23%
Operating (loss) income	$(2,804)	$(10,413)	$5,352
New orders	$4,866	$16,712	$7,332
Book-to-bill ratio	0.7:1	2.7:1	0.1:1
Backlog	$19,664	$27,383	$39,267
SiC/LED Segment
Revenues, net of returns and allowances	$2,983	$3,041	$3,523
Gross profit	$1,224	$914	$1,536
Gross margin	41%	30%	44%
Operating income	$769	$520	$1,104
New orders	$3,744	$4,230	$4,701
Book-to-bill ratio	1.3:1	1.4:1	1.3:1
Backlog	$3,456	$2,695	$2,864

AMTECH SYSTEMS, INC.
(NASDAQ: ASYS)
February 7, 2019
(Unaudited)

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,
	2018	2017
Revenues, net of returns and allowances	$29,453	$73,611
Cost of sales	20,328	53,274
Gross profit	9,125	20,337

Selling, general and administrative	8,221	10,580
Research, development and engineering	1,946	1,991
Restructuring charges	874	—
Operating (loss) income	(1,916)	7,766

Loss from equity method investment	—	(26)
Interest and other income (expense), net	144	(48)
(Loss) Income before income taxes	(1,772)	7,692
Income tax provision	600	1,240
Net (loss) income	$(2,372)	$6,452

(Loss) Income Per Share:
Basic (loss) income per share attributable to Amtech shareholders	$(0.17)	$0.44
Weighted average shares outstanding	14,220	14,781
Diluted (loss) income per share attributable to Amtech shareholders	$(0.17)	$0.42
Weighted average shares outstanding	14,220	15,298

AMTECH SYSTEMS, INC.
(NASDAQ: ASYS)
February 7, 2019
(unaudited)

Condensed Consolidated Balance Sheets
(in thousands, except share data)
	December 31, 2018	September 30, 2018
Assets
Current Assets
Cash and cash equivalents	$55,969	$58,331
Restricted cash	5,009	4,165
Accounts receivable
Trade (less allowance for doubtful accounts of $1,358 and $1,407 at December 31, 2018, and September 30, 2018, respectively)	23,137	20,475
Unbilled and other	—	12,749
Inventory	23,808	24,710
Contract assets	4,601	—
Other current assets	3,688	3,860
Total current assets	116,212	124,290
Property, Plant and Equipment - Net	16,148	16,452
Intangible Assets - Net	1,066	1,130
Goodwill - Net	6,633	6,633
Other Assets	864	901
Total Assets	$140,923	$149,406
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$11,828	$11,374
Accrued compensation and related taxes	7,041	7,394
Accrued warranty expense	944	1,040
Other accrued liabilities	3,876	4,239
Current maturities of long-term debt	378	374
Contract liabilities	12,236	18,369
Income taxes payable	2,913	2,353
Total current liabilities	39,216	45,143
Long-Term Debt	7,878	7,960
Income Taxes Payable	3,481	3,213
Total Liabilities	50,575	56,316
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,227,580 and 14,216,596 at December 31, 2018, and September 30, 2018, respectively	142	142
Additional paid-in capital	124,522	124,316
Accumulated other comprehensive loss	(10,550)	(9,974)
Retained deficit	(23,766)	(21,394)
Total shareholders’ equity	90,348	93,090
Total Liabilities and Shareholders’ Equity	$140,923	$149,406

AMTECH SYSTEMS, INC.
(NASDAQ: ASYS)
February 7, 2019
(unaudited)

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,
	2018	2017
Operating Activities
Net (loss) income	$(2,372)	$6,452
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	443	471
Write-down of inventory	557	41
Capitalized interest	106	143
Deferred income taxes	7	(7)
Non-cash share-based compensation expense	169	253
Loss from equity method investment	—	26
Provision for allowance for doubtful accounts, net	44	48
Changes in operating assets and liabilities:
Accounts receivable	(2,568)	(8,869)
Inventory	228	7,558
Contract and other assets	7,939	6,974
Accounts payable	520	(1,255)
Accrued income taxes	831	1,087
Accrued and other liabilities	(684)	731
Contract liabilities	(5,866)	(28,275)
Net cash used in operating activities	(646)	(14,622)
Investing Activities
Purchases of property, plant and equipment	(152)	(93)
Net cash used in investing activities	(152)	(93)
Financing Activities
Proceeds from the exercise of stock options	37	1,199
Payments on long-term debt	(95)	(89)
Net cash (used in) provided by financing activities	(58)	1,110
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(662)	453
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(1,518)	(13,152)
Cash, Cash Equivalents and Restricted Cash, Beginning of Period	62,496	75,761
Cash, Cash Equivalents and Restricted Cash, End of Period	$60,978	$62,609